UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

Icon Development, Inc.
(Exact name of registrant as specified in its charter)

000-51698
(Commission File Number)

Nevada	98-0335119
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1066 West Hastings Street, Suite 2610, Vancouver, BC, Canada V6E 3X2
(Address of principal executive offices, including Zip Code)

(604) 684-4691
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2007, Icon Development, Inc. (“Icon”), Icon Acquisition Corporation (“Merger Sub”) and American Xeno, Inc. (“Xeno”) executed the Fourth Amendment to the Agreement and Plan of Merger dated July 30, 2007 (the “Third Amendment”), to amend the Agreement and Plan of Merger dated April 24, 2007 (the “Agreement”), by and among Icon, Merger Sub, Xeno, and the stockholders of Xeno, which sets forth the terms and conditions pursuant to which Merger Sub will merge with and into Xeno (the “Merger”). The Agreement was previously amended by the First Amendment to the Agreement, effective May 1, 2007, as reported on Icon’s Current Report on Form 8-K filed May 9, 2007, by the Second Amendment to the Agreement, effective May 29, 2007, as reported on Icon’s Current Report on Form 8-K filed May 30, 2007, and by the Third Amendment to the Agreement, effective June 14, 2007, as reported on Icon’s Current Report on Form 8-K filed June 19, 2007.

The Fourth Amendment extends the closing date of Icon’s offering of units to on or before September 30, 2007.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Fourth Amendment itself, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Fourth Amendment to the Agreement and Plan of Merger dated July 30, 2007 among Icon Development, Inc., Icon Acquisition Corporation, American Xeno, Inc. and the stockholders of American Xeno, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON DEVELOPMENT, INC.

Date: August 3, 2007	/s/ Wayne Smith
Wayne Smith
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Fourth Amendment to the Agreement and Plan of Merger dated July 30, 2007 among Icon Development, Inc., Icon Acquisition Corporation, American Xeno, Inc. and the stockholders of American Xeno, Inc.